Exhibit 10.3

Summary of Consultancy Agreement

Client:	Guangzhou City Clifford Development (Panyu) Company Limited

Consultant :	Hitech Company Limited

Date:	April 1, 2008

Consultancy services:
Guangzhou City Clifford Development (Panyu ) Company Limited ( the “Client”) wants to retain the consultancy services of Hitech Company Limited (the “Consultant”) for all international sales, marketing planning and execution of Panyu Shawan Project, more specifically, known as “Clifford Waterfront.”

Consultancy fee:	2% of the total sales of Clifford Waterfront

Consultancy period:	One year from April 1, 2008

Exclusiveness:	During the consultancy period, the Consultant shall not serve any other company in Guangdong Province in the same consultancy capacity.

Specific consultancy services include:

1. Project development consultancy

2. Advertisement and public relationship promotion

3. Sales and marketing on sites

4. Others (including risk management, salespersons image consultancy, staff training, etc.)

Major areas covered: Outside Mainland China, including Hong Kong SAR, Macau SAR, Taiwan, Korea and Japan